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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated December 22, 2004 relating to the financial statements of Riviera Tool Company (which expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to matters that raise substantial doubt about the Company's ability to continue as a going concern), appearing in this Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Grand Rapids, Michigan
July 15, 2005